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                FACTORING AND SECURITY AGREEMENT

     THIS FACTORING AND SECURITY AGREEMENT is made as of June 24,
2002 by and between UDT Consulting, Inc., a Texas Corporation
("Seller") and LANDRY MARKS PARTNERS LP, a Texas limited partnership ("Purchaser").

     1. Definitions. The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform
Commercial Code:

       1.1 "Account" - this term shall have the same definition as given to it in the Uniform Commercial Code.

       1.2     "Advance" - for each Purchased Account, the
Purchase Price minus the product of (A) the Reserve Percentage multiplied by (B) the Face Amount.

       1.3 "Account Debtor" - this term shall have the same definition as given to it in the Uniform Commercial Code.

       1.4 "Avoidance Claim" - any claim that any payment received by Purchaser from or for the account of an Account
Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

       1.5     "Chosen State"  - Texas.

       1.6 "Clearance Days" - three (3) business days for all payments.

       1.7 "Closed" - a Purchased Account is closed upon the first to occur of (i) receipt of full payment by Purchaser or
(ii) the unpaid Face Amount has been charged to the Reserve
Account by Purchaser pursuant to the terms hereof.

       1.8 "Late Payment Fee" - a fee in the amount of One-half percent (1/2%) of the Face Amount of a Purchased Account.

       1.9 "Collateral" - all now owned and hereafter acquired Accounts, Chattel Paper, Instruments, including
Promissory Notes, Documents, and General Intangibles.

       1.10    "Discounts" - the Initial Discount plus the
Additional Discount.

       1.11 "Eligible Account" - an Account which is acceptable for purchase as determined by Purchaser in the exercise of its reasonable sole credit or business judgment.

       1.12    "Events of Default" - See Section 13.1.

       1.13    "Face Amount" - the face amount due on a Purchased
Account at the time of Purchase.

       1.14 "Additional Discount" - the Additional Discount Percentage multiplied by the Advance, less any payments made on such Account, for a Purchased Account, for each calendar day that any portion thereof remains unpaid, computed from the date on which a Purchased Account was purchased to and including the Ineligible Account Date.

       1.15    "Additional Discount Percentage" - Wall Street
Journal Prime Rate plus two percent (2%) per annum, computed and applied on a daily basis.

       1.16    "Initial Discount" -  two and one half percent (2
1/2 %) of the Face Amount.

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       1.17    "Invoice" - the document that evidences or is
intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates.

       1.18 "Default Charge" - .15% per day on all amounts due from Seller to Purchaser.

       1.19 "Ineligible Account Date" - the date which is sixty (60) days from the date on which a Purchased Account was purchased.

       1.20    "Maximum Amount"- $200,000.

       1.21 "Misdirected Payment Fee" - fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser.

       1.22 "Missing Notation Fee" - fifteen percent (3%) of the Face Amount.

       1.23 "Obligations" - all present and future obligations owing by Seller to Purchaser whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

       1.24    "Parties" - Seller and Purchaser.

       1.25    "Purchase Price" - the Face Amount less the
Initial Discount.

       1.26 "Purchased Accounts" - Eligible Accounts purchased hereunder which have not been Repurchased.

       1.27 "Repurchased" - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.

       1.28 "Required Reserve Amount" - the Reserve Percentage multiplied by the unpaid balance of Purchased Accounts.

       1.29 "Reserve Account" - a bookkeeping account on the books of the Purchaser representing an unpaid portion of the Purchase Price, maintained by Purchaser to ensure Seller's performance with the provisions hereof.

       1.30    "Reserve Percentage" - twenty percent (20%).

       1.31 "Reserve Shortfall" - the amount by which the Reserve Account is less than the Required Reserve Amount.

       1.32 "Schedule of Accounts" - a form supplied by Purchaser from time to time wherein Seller lists such of its Accounts as it requests that Purchaser purchase under the terms of this Agreement.

     2.   Sale; Purchase Price; Billing; Reserve
          --------------------------------------

       2.1     Assignment and Sale.

          2.1.1 Seller shall sell to Purchaser as absolute owner, with full recourse, such of Seller's Accounts as are listed from time to time on Schedules of Accounts.

          2.1.2     Each Schedule of Accounts shall be
accompanied by such documentation supporting and evidencing the Account as Purchaser shall from time to time request.

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Purchaser shall have the right, but not the obligation, to
purchase from Seller such Accounts as Purchaser determines to be Eligible Accounts, so long as the aggregate Advances, less payments received on such Accounts does not exceed, before and after such purchase, the Maximum Amount.

Purchaser shall pay the Advance, less any amounts due to Purchaser from Seller, of any Purchased Account, to Seller whereupon the Accounts shall be deemed purchased hereunder.

       2.2 Billing. In the event Purchaser desires to confirm amounts directly with Seller's customer, upon reasonable prior notice to Seller, Purchaser may send a statement to all Account Debtors itemizing their account activity during the preceding billing period. All Account Debtors will be instructed to make payments to Purchaser prior to an Account being purchased by Purchaser, and Purchaser's obligation to Purchase an Account shall be expressly conditioned upon such notification.

       2.3     Reserve Account.

          2.3.1 Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

          2.3.2 Purchaser shall pay to Seller weekly, any amount by which the Reserve Account exceeds the Required Reserve
Amount.

          2.3.3 Purchaser may charge the Reserve Account with any Obligation, including any amounts due from Seller to Purchaser hereunder.

          2.3.4 Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account;

          2.3.5 Upon termination of this Agreement, Purchaser may retain the Reserve Account:

            2.3.5.1 for forty-five (45) days thereafter to be applied to payment of any Obligations that were unknown to Purchaser at the time of termination, and

            2.3.5.2 unless and until Seller has executed and delivered to Purchaser a general release in the form of Exhibit A hereto.

     3.   Authorization for Purchases.   Subject to the terms and
conditions of this Agreement, Purchaser is authorized to purchase
Accounts upon telephonic, facsimile or other instructions received from any of Mike Teachworth, Brian Dewhirst or David
Pilotte, each a Vice President of Seller.

     4.   Fees and Expenses.  Seller shall pay to Purchaser:

       4.1 Additional Discount. The Additional Discount on the date on which a Purchased Account is Closed, which amount may also be charged against the Reserve Account.

       4.2     Misdirected Payment Fee.  Any Misdirected Payment
Fee immediately upon its accrual.

       4.3 Missing Notation Fee. The Missing Notation Fee on any Invoice that is sent by Seller to an Account Debtor which does not contain the notice as required by Section 10.5 hereof, which fee shall be due and payable immediately upon demand from Purchaser.

       4.4 Late Payment Fee. The Late Payment Fee, on all Accounts not Closed within 30 days after purchase by Purchaser. For each Account not Closed by such deadline, Purchaser shall charge the Late Payment Fee on the 31st day after purchase, and each 15th day thereafter until such Account is Closed.

       4.5 Out-of-pocket Expenses. The out-of-pocket expenses directly incurred by Purchaser in the administration and/or enforcement of this Agreement such as wire transfer fees, postage and audit fees.



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     5.   Repurchase Of Accounts.  Purchaser may require that
Seller repurchase, and Seller may, at its option repurchase, by payment of the then unpaid Face Amount thereof, together with any unpaid Discounts and/or fees relating to the Purchased Account within three (3) business days after written demand from Purchaser/Seller, or, at Purchaser's option, by Purchaser's charge to the Reserve Account:

       5.1 Any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, Purchaser being under no obligation to determine the merit or validity of such dispute;

       5.2 Any Purchased Account for with Seller has breached its warranty under Section 12 hereunder;

       5.3 Any Purchased Account owing from an Account Debtor which in Purchaser's reasonable credit judgement has become insolvent;

       5.4 All Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this Agreement;
and

       5.5 Any Purchased Account which remains unpaid beyond the Ineligible Account Date.

     6.   Security Interest.

       6.1 As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in and to the Collateral.

       6.2 Notwithstanding the creation of the above security interest, the relationship of the parties shall be that of Purchaser and Seller of Accounts, and not that of lender and borrower.

     7. Clearance Days. For purposes of section 2.3 under this Agreement, Clearance Days will be added to the date on which any payment is received by Purchaser. Clearance days will not be added to receipts on the Accounts.

     8.   Authorization to Purchaser.

       8.1 Seller hereby irrevocably authorizes Purchaser at Seller's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon the Accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Seller and to receive and open mail addressed to Seller, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such account debtor), without affecting any of the Obligations, (e) pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in the Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums the Default Charge shall accrue and shall be due and payable, (f) file in the name of Seller or Purchaser or both, (1) mechanics lien or related notices or (2) claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty, and (g) notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser, and (h) communicate directly with Seller's Account Debtors to verify the amount and validity of any Account created by Seller.

       8.2 Seller authorizes Purchaser at any time and from time to time to file any initial financing statements and amendments thereto that:



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          8.2.1     indicate the Collateral (as defined in
section 1.9 above) of the Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

          8.2.2     contain any other information required by
Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

          8.2.3 contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienor may be tortuously interfering with Purchaser's rights; and

          8.2.4 advises third parties that any notification of Seller's Account Debtors will interfere with Purchaser's collection rights.

       8.3 Seller hereby releases and exculpates Purchaser, its officers, employees and designees, from any liability arising under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will Purchaser have any liability to Seller for lost profits, punitive, exemplary, speculative or other special or consequential damages. Without limiting the generality of the foregoing, Seller releases Purchaser from any claims which Seller may now or hereafter have arising out of Purchaser's endorsement and deposit of checks issued by Seller's customers stating that they were in full payment of an Account, but issued for less than the full amount which may have been owed on the Account.

       8.4 Seller authorizes Purchaser to accept, indorse and deposit on behalf of Seller any checks tendered by an Account Debtor "in full payment" of its obligation to Seller. Seller hereby waives, and agrees that it shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims under the Uniform Commercial Code, or otherwise.

     9. ACH Authorization. In order to satisfy any of the Obligations, Purchaser is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller wherever located.

     10.  Covenants By Seller.

       10.1 Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of the Purchased Accounts, (b) compromise or settle any of the Purchased Accounts for less than the full amount thereof, (c) release in whole or in part any Account Debtor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Purchased Accounts.

       10.2 From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have unrestricted access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where the Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request.

       10.3 Seller shall furnish to Purchaser on a monthly basis such financial statements and other financial information as Purchaser may from time to time request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Seller at the dates and for the period indicated. Without limitation of the foregoing, Seller shall furnish to Purchaser the following statements:



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          10.3.1    Income statements of the Seller dated as of
the last day of each month, to be delivered within 20 days after the end of each month and certified by Seller as true, correct, and complete, and yearly income statements of Seller to be delivered within 90 days after the end of each fiscal year and certified by Seller as true, correct, and complete.

          10.3.2 Schedules containing the aging of accounts receivable and accounts payable of the Seller dated as of the last day of each month, to be delivered within 5 business days after the end of each month and certified by the Seller to be true, correct and complete.

          10.3.3 Annual balance sheets and financial statements from Seller within 90 days of the end of each fiscal year of the reporting party, which are true and correct in all respects, have been prepared in accordance with GAAP, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated.

          10.3.4 If Seller fails to furnish or cause to be furnished promptly any report required above, or if Purchaser reasonably deems such reports to be unacceptable, Purchaser may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Seller and/or prepare the statement or statements which Seller failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Purchaser. Seller shall pay all reasonable expenses of the audit and other services, which expenses shall be immediately due and payable with interest thereon at the rate of twelve percent (12%) per annum.

       10.4 Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller.

       10.5    Before sending any Invoice to an Account Debtor,
Seller shall mark same with a notice of assignment as may be required by Purchaser.

       10.6 Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

       10.7 Seller shall not create, incur, assume or permit to exist any lien upon or with respect to any Collateral now owned or hereafter acquired by Seller.

       10.8 Seller shall maintain insurance on all insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas. All such insurance shall be in amounts and form and with insurance companies acceptable to Purchaser in its sole discretion. Seller shall furnish to Purchaser: (a) upon written request, any and all information concerning such insurance carried; (b) as requested by Purchaser, loss payee endorsements (or their equivalent) in favor of Purchaser. All policies of insurance shall provide for not less than thirty (30) day's prior written cancellation notice to Purchaser.

       10.9 Notwithstanding that Seller has agreed to pay the Misdirected Payment Fee, Seller shall deliver in kind to Purchaser no later than the second business day following the date of receipt by Seller of the amount of any payment on account of a Purchased Account. Such delivery shall be to a P.O. box at_______________________ (address) or to the offices of
Purchaser: 5950 Sherry Lane, Suite 750, Dallas, TX  75225.



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       10.10   Avoidance Claims.

          10.10.1 Seller shall indemnify Purchaser from any loss arising out of the assertion of any Avoidance Claim and shall pay to Purchaser on demand the amount thereof.

          10.10.2 Seller shall notify Purchaser within two business days of it becoming aware of the assertion of an Avoidance Claim.

          10.10.3 This provision shall survive termination of this Agreement.

     11. Account Disputes. Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, "Resolve") the dispute upon such terms as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default Purchaser may Resolve such issues with respect to any Account of Seller.

     12. Representation and Warranties. Seller represents and warrants that:

       12.1 It is fully authorized to enter into this Agreement and to perform hereunder;

       12.2 This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally); and

       12.3 Seller is solvent and in good standing in the State of its organization.

       12.4    Each Purchased Account is and will remain:

          12.4.1 a bona fide existing obligation created by the sale and delivery of conforming goods or the rendition of services in the ordinary course of Seller's business, and all underlying goods have been delivered to the Account Debtor, or all underlying services have been rendered by the Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract with the Account Debtor (a true and complete copy of which contract having been delivered to Purchaser), and the Account Debtor has accepted the goods or services to which the Account relates;

          12.4.2 denominated and payable only in United States dollars and constitutes the legal, valid and binding payment obligation of the Account Debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally);

          12.4.3 current and not past due as of the date of purchase by Purchaser, and has not been paid by or on behalf of the Account Debtor in whole or in part, and is not and will not be subject to any dispute, rescission, set-off, recoupment, defense or claim by the Account Debtor, whether relating to the price, quality, quantity, workmanship, delay in delivery, set off, counterclaim or otherwise, and the Account Debtor has not and will not claim any defense of any kind or character (other than bankruptcy or insolvency arising after the date of such sale of such account to Purchaser hereunder) against payment of such account;

       12.5 No Purchased Account is from a sale of goods or rendition of services to an entity which is affiliated with Seller. Each Purchased Account has resulted from an "arms length" transaction with the applicable Account Debtor.

       12.6 Seller has not received notice of any actual, imminent, or threatened bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor liable under a Purchased Account. Seller has no knowledge of any fact which would lead it to expect that, as of the date of sale of such account to Purchaser, that such Account will not be paid in the full stated amount when due.



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Each representation and warranty of Seller contained in this
Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each sale of Accounts to Purchaser hereunder.

     13   Default.

       13.1 Events of Default. The following events will constitute an Event of Default hereunder:

          13.1.1    Seller defaults in the payment of any
Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any way, howsoever minor,

          13.1.2 Seller or any guarantor of the Obligations becomes subject to any debtor-relief proceedings,

          13.1.3    any such guarantor fails to perform or
observe any of such Guarantor's obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever,

          13.1.4 Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations;

          13.1.5    Seller or any Account Debtor:

                                   13.1.5.1  Executes an
                         assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or
                         (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, Title 11 of the United States Code as now or hereafter in effect or any other federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called "Debtor Relief Laws"), or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Project or any part thereof or of any significant portion of its other property; or

                                   13.1.5.2  Suffers the filing
                         of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Collateral or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or
                         (C) in a proceeding under Debtor Relief
                         Laws, the case is converted from one
                         chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or

                                   13.1.5.3  Conceals, removes,
                         or permits to be concealed or removed,
                         any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or



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                                   13.1.5.4  Fails to have
                         discharged within a period of ten (10)
                         days any attachment, sequestration, or
                         similar writ levied upon any of its
                         property; or

                                   13.1.5.5  Fails to pay
                         immediately any final money judgment
                         against it.

       13.2 Waiver of Notice. SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF SELLER'S OBLIGATIONS HEREUNDER. FURTHER, PURCHASER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

       13.3    Effect of Default.

       13.3.1 Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice.

          13.3.2    The Default Charge shall accrue and is
payable on demand on any Obligation not paid when due.

     14. Account Stated. From time to time during the term of this Agreement, Purchaser may render to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within ten
(10) days after the receipt of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

     15. Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Purchaser may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Purchaser of any breach or default by Seller hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Purchaser hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have. Any waiver, permit, consent or approval by Purchaser of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

     16.  Termination; Effective Date.

       16.1 This Agreement will be effective when accepted by Purchaser. Seller may terminate this Agreement at any time upon giving Purchaser at least thirty (30) days prior written notice of termination.

       16.2 Purchaser may terminate this Agreement at any time upon giving Seller at least thirty (30) days prior written notice of termination.

       16.3 Purchaser may, at its election, terminate this Agreement immediately and without the requirement of notice to Seller upon an Event of Default hereunder.

       16.4 Upon termination, Seller shall pay the Obligations to Purchaser, and Purchaser shall not purchase any Accounts from Seller. Termination of this Agreement shall not affect the rights and obligations of the parties hereunder with respect to transactions occurring on or prior to the date of such termination, and this Agreement shall continue to govern the rights and obligations of the parties hereto with respect to accounts purchased by Purchaser from Seller on or prior to the date of such termination. All security interests granted or contemplated by this Agreement shall survive the termination of this Agreement until all amounts payable to Purchaser with respect to transactions occurring on or prior to the date of termination have been paid to Purchaser, and Seller has performed all its obligations to Purchaser with respect to such transactions and all obligations under this Agreement including but not limited to payment of any fees owing hereunder.

     17. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

     18. No Lien Termination without Release. In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in the form of Exhibit A hereto. Seller understands that this provision constitutes a waiver of its rights under Section 9-513 of the UCC.

     19. Conflict. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

     20. Survival. All representations, warranties and agreements of Seller herein contained shall be effective so long as any portion of this Agreement remains executory.

     21. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     22. Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

     23. Relationship of Parties. The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although
Seller may be a fiduciary of the Purchaser.

     24. Attorneys Fees. Seller agrees to reimburse Purchaser on demand for:

       24.1 the actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur after the execution hereof in:

          24.1.1    administering this Agreement and any
documents prepared in connection herewith;

          24.1.2    any way arising out of this Agreement;

          24.1.3 protecting, preserving or enforcing any lien, security interest or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

       24.2 the actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Seller is a party;

       24.3 The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Seller's plan thereunder.

     25. Entire Agreement. This Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

     26. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

     27. JURY TRIAL WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     28. Venue; Jurisdiction. Governing Law; Venue; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.
THIS AGREEMENT IS PERFORMABLE BY THE PARTIES IN TARRANT COUNTY, TEXAS. SELLER AND PURCHASER EACH AGREE THAT TARRANT COUNTY, TEXAS SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. SELLER AND PURCHASER EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM

     29. Assignment. Purchaser may assign its rights and delegate its duties hereunder to any affiliated parties as such is defined by the Securities and Exchange Commission. Upon such assignment, Seller shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Purchaser. This Agreement is not assignable by Seller, unless consented to in writing by Purchaser.

     30. Indemnfication. Seller agrees to indemnify, defend and hold the Indemnified Persons (hereinafter defined) harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) owing to any third party to which any Indemnified Person may become subject arising out of or based upon this Agreement as well as any prior relationship of Seller with any Indemnified Person, whether by alleged or actual negligence of any Indemnified Person, except and to the extent caused by the gross negligence or willful misconduct of any Indemnified Person. Where used herein, the term "Indemnified Persons" shall mean Purchaser and its partners, officers, members, employees, attorneys, representatives, agents, affiliates, successors and assigns.

     31. Waiver and Release. Seller, by its execution of this Agreement, does hereby covenant, warrant and represent that (i) Seller is not in default and no default exists under any prior agreements or transactions with Purchaser, (ii) Seller releases, relinquishes and waives any and all defenses to the enforceability of any prior agreements or transactions with Purchaser in connection therewith to which Seller may have otherwise been entitled as of the date hereof, (iii) Seller relinquishes, waives and releases Purchaser from any and all claims known or unknown which Seller may or might have against Purchaser arising directly or indirectly out of or from any prior agreements or transactions between Seller and Purchaser, (iv) the benefit received and to be received by Seller as a result of this Agreement shall and does constitute sufficient and valuable consideration to Seller for entering into and performing its obligations under this Agreement, (v) the execution, delivery and performance by Seller of this Agreement and the consummation of the transaction contemplated thereby are (a) not prohibited by any indenture, contract or agreement, law or corporate or partnership documents, including, but not limited to the Bylaws and Articles of Incorporation or Certificate of Incorporation, as the case may be, if Seller is a corporation, or Seller's partnership agreement, if Seller is a partnership, (b) duly authorized by appropriate action of Seller, and (c) legally valid and binding obligations of Seller and will continue to be such and enforceable against the Seller according to their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (vi) that this Agreement will be executed and delivered by properly authorized officers of Seller, (vii) Purchaser has no obligation to continue the prior agreements or enter into this Agreement except for the considerations herein expressed, and (viii) the representations and warranties set forth herein will survive the execution and delivery of this Agreement.

     32.  Notice.

       32.1 All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) deposit with a nationally recognized overnight courier (such as Federal Express, Airborne, or a similar courier), or (iii) actual receipt by such party or an employee or agent of such party.

       32.2 All notices to Purchaser hereunder shall be deemed given upon actual receipt by one of the following officers of
Purchaser: Tolbert Marks or Thomas Landry. For the purposes hereof, notices hereunder shall be sent to the addresses hereafter, or to such other addresses as each such party may in writing hereafter indicate.

       32.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

     33. True Sales. Seller and Purchaser acknowledge and agree that the sale of accounts contemplated and covered hereby are fully intended by the parties hereto as true sales governed by the provisions of Section 306.103 of the Texas Finance Code and
Section 9.109(e) of the Texas Business and Commerce Code, as each may be amended from time to time, and, accordingly, legal and equitable title in all of Seller's accounts sold to and purchased by Purchaser from time to time hereunder will pass to Purchaser.

     IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

SELLER:                  UDT Consulting, Inc., a Texas Corporation


                         By: /s/ David N. Pilotte
                            ----------------------------------
                         Name: David N. Pilotte
                         Executive Vice President and Chief
                         Financial Officer
                         Address:  1601 Elm Street, Suite 4000,
                                   Dallas, TX  75201


SWORN BEFORE ME this 24th of June, 2002 in the County of Dallas,
State of Texas.

                              /s/ Amy L. Moris
                              -----------------------------------

                              Notary

                              November 30, 2005
                              Commission Expires



PURCHASER:               LANDRY MARKS PARTNERS LP, a Texas
                             limited partnership

                         By:  Landry Marks GP LLC,  a Texas
                                 limited liability company, its
                                 General Partner

                             By:   /s/ Thomas M. Landry
                                -----------------------------------
                                  Thomas M. Landry, Manager

                         Address:  5950 Sherry Lane, Suite 750,
                                   Dallas, TX  75225

                            EXHIBIT A

                         GENERAL RELEASE

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits Landry Marks Partners LP. ("Releasee"), its parent, directors, partners, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in way connected to or are related to that certain Factoring and Security Agreement dated June 24, 2002.

     Releasor agrees that the matters released herein are not limited to matters which are known or disclosed.

     Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

     Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advise is not needed.

DATED:

Individual Releasor:          __________________________________
                              [Name of individual], individually



Entity Releasor:             By:________________________________
                             Name:______________________________
                             Title:_____________________________